UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 30, 2005
                                                        -----------------

                         FRIENDLY ICE CREAM CORPORATION
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             (Exact Name Of Registrant As Specified In Its Charter)

                                  MASSACHUSETTS
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                 (State or Other Jurisdiction of Incorporation)

                     001-13579                           04-2053130
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             (Commission File Number)         (IRS Employer Identification No.)

1855 Boston Road, Wilbraham, MA                               01095
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(Address of Principal Executive Offices)                    (Zip Code)

                                 (413) 543-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On December 30, 2005, Friendly Ice Cream Corporation (the "Company") completed a refinancing of existing variable rate mortgage indebtedness to GE Capital Franchise Finance Corporation ("GE"). Under the terms of the loan agreement, Friendly's Realty I, LLC, a wholly owned subsidiary of the Company ("Borrower"), borrowed an aggregate sum of $8,500,000 at a variable interest rate equal to the sum of the 90-day LIBOR rate in effect (4.54 % at December 30, 2005) plus 4% on an annual basis. Changes in the interest rate are calculated monthly and recognized annually when the monthly payment amount is adjusted. Changes in the monthly payment amounts owed due to interest rate changes are reflected in the principal balances, which are re-amortized over the remaining life of the mortgages. The loans have a maturity date of January 1, 2020 and are being amortized over fourteen years. The loans are secured by a first lien deed of trust or mortgage on eleven properties of the Borrower located in Connecticut, Massachusetts, New Jersey, Ohio and Virginia. Pursuant to the loan agreement, the Borrower is required to maintain an aggregate fixed charge coverage ratio (as defined in the loan agreement) at all of the properties subject to the loan of at least 1.20:1, as determined on the last day of each fiscal year of the Borrower. The loan agreement contains customary default provisions and the loans are cross-collaterized with all loans to the Borrower from GE or its affiliates. GE will have the right to accelerate the maturity of the debt or otherwise realize the value of the collateral in the event of a default by the Borrower.

The primary purposes of the transaction were to refinance the existing mortgage indebtedness of eleven properties totaling approximately $8.3 million, to (i) reduce the variable interest rate debt from LIBOR plus 6% on an annual basis to LIBOR plus 4% on an annual basis, (ii) enable the partial prepayment of the loans, subject to applicable prepayment premiums during the first three years and an agreed upon release value for properties released in connection with partial prepayments, and (iii) permit partial lien releases on the properties subject to the loans upon partial prepayments. In addition, in connection with the transaction, the Borrower prepaid two additional mortgage loans from GE of approximately $965,000 from existing cash. The Borrower may prepay the entire loan amount, subject to applicable prepayment premiums during the first three years.

The amount of the loans was fully advanced at closing and the proceeds were used to retire the existing variable rate mortgage indebtedness to GE in the amount of approximately $8.3 million (which includes a prepayment premium of approximately $81,000). An additional $210,000 for loan, escrow, title and recording fees and expenses were incurred in connection with the refinancing.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 6, 2006                FRIENDLY ICE CREAM CORPORATION


                                      By:   /s/ PAUL V. HOAGLAND
                                         ---------------------------------------
                                     Name:      Paul V. Hoagland
                                    Title:      Executive Vice President of
                                                Administration and Chief
                                                Financial Officer